UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2006

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

1768 Automation Parkway

San Jose, California 95131

(Address of Principal Executive Offices, Including Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 1, 2006, JDS Uniphase Corporation (the “Company”) reported the result of its second quarter ended December 31, 2006 of its fiscal year 2006 and provided financial guidance for the third quarter of its fiscal year 2006. A copy of the Company’s press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are provided under Items 2.02 and 9.01 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

Item 7.01 REGULATION FD DISCLOSURE.

The Company has received an expression of interest from a potential buyer of certain Company assets located in Ottawa, Canada, which could result in an acceleration of the Company’s previously announced plans to conclude certain product and manufacturing transitions from that site to other Company and contract manufacturing partner locations. If the Company enters into such an asset sale with this potential buyer, the Company expects that its previously announced transition costs primarily associated with activities announced on November 8, 2005 would increase by approximately mid-single digit millions of dollars. This Form 8-K is provided under Item 7.01 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission or incorporated by reference into the Company’s filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description of Document
99.1	Press release entitled “JDSU ANNOUNCES FISCAL 2006 SECOND QUARTER RESULTS”, dated February 1, 2006.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ David Vellequette
David Vellequette
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

February 1, 2006

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Exhibit Index

Exhibit No.	Description of Document
99.1	Press release entitled “JDSU ANNOUNCES FISCAL 2006 SECOND QUARTER RESULTS”, dated February 1, 2006.

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